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                                                                   EXHIBIT 10.3

            AMENDED AND RESTATED PARENT GUARANTOR SECURITY AGREEMENT
                            (StorMedia Incorporated)

        THIS AMENDED AND RESTATED PARENT GUARANTOR SECURITY AGREEMENT dated as of May 29, 1998 (this "Agreement") is entered into by and between STORMEDIA INCORPORATED, a Delaware corporation ("Parent Guarantor") and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as agent for the Banks, as defined below (the "Agent").

                                    RECITALS

        A. StorMedia International, Ltd., a Cayman Islands corporation ("SIL"), and Strates Pte. Ltd., a Singapore corporation ("Strates" and together with SIL, the "Borrowers," each a "Borrower"), the Parent Guarantor (collectively with the Subsidiary Guarantors, as defined below, and the Borrowers, the "Loan Parties," each a "Loan Party"), certain financial institutions named on Annex I thereof or who become parties thereto, as Banks (each a "Bank" and collectively, the "Banks"), Agent, Banque Nationale de Paris, San Francisco Branch, as co-agent for the Banks (the "Co-Agent"), and Canadian Imperial Bank of Commerce, Singapore Branch as the Designated Issuer ("Designated Issuer") have entered into that certain Credit Agreement dated as of August 23, 1996 (as amended, supplemented, or otherwise modified through the date hereof, the "Existing Credit Agreement").

        B. In connection with the Existing Credit Agreement, the Parent Guarantor and the Agent entered into that certain Guarantor Security Agreement dated as of August 23, 1996 (as amended, supplemented, or otherwise modified through the date hereof, the "Existing Parent Guarantor Security Agreement").

        C. On December 31, 1997, StorMedia Foreign Sales Corporation, a U.S. Virgin Islands corporation and wholly-owned Subsidiary of Parent Guarantor ("FSC"), acquired all of the outstanding capital stock of Akashic Memories Corporation, a California corporation ("Akashic") through the merger of StorMedia Acquisition Corporation, a California corporation and wholly-owned Subsidiary of FSC with and into Akashic. In connection with such acquisition, certain of the other Loan Parties purchased the patents and applications pending in Akashic's parent corporation, Kubota Corporation.

        D. Pursuant to a series of consents and limited waivers, the Agent, the Co-Agent, the Banks and the Designated Issuer deferred certain principal payments in respect of the Term Loan and waived certain Events of Default arising out of the Loan Parties' failure to comply with certain provisions of the Existing Credit Agreement.

        E. The Parent Guarantor, the Borrowers and the other Loan Parties propose to enter into a financial restructuring (the "Restructuring"), pursuant to which, among other things, one or more of the Loan Parties will consummate
(i) the financing transactions contemplated by the Foothill Group Financing Documents, (ii) the Equity Investment and (iii) the issuance of the Seagate Subordinated Debt;


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        F. In connection with the Restructuring, the Loan Parties, the Banks, the Agent and the Co-Agent desire to amend and restate the Existing Credit Agreement in its entirety (the Existing Credit Agreement, as so amended and restated, and the Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively, being the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in Division 9 of the California Uniform Commercial Code (as in effect from time to time) are used herein as therein defined.

        G. As a condition precedent to the effectiveness of the Credit Agreement, the Banks, Agent, and Co-Agent have required that the Existing Parent Guarantor Security Agreement be amended and restated in its entirety (the Existing Parent Guarantor Security Agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively, being this "Agreement"); provided, however, that, as of the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and not the Existing Parent Guarantor Security Agreement and no Event of Default or Potential Event of Default under the Existing Credit Agreement shall constitute an Event of Default or Potential Event of Default under this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Banks, Agent, and Co-Agent to enter into the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent Guarantor and Agent hereby agree as follows:

        SECTION 1. Grant of Security. In addition and without prejudice to the security interests and charges created under the Existing Parent Guarantor Security Agreement, Parent Guarantor hereby assigns to Agent, for the benefit of Agent and Banks, and hereby grants to Agent, for the benefit of Agent and Banks, a security interest in all of Parent Guarantor's right, title and interest in and to the property described on Exhibit A attached hereto and in the Pledged Collateral, as defined in Section 10 hereof, in each case whether now or hereafter existing or in which Parent Guarantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral").

        SECTION 2. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations and liabilities of every nature of Parent Guarantor now or hereafter existing, under or arising out of or in connection with the Credit Agreement or any Loan Documents, and all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or a Bank as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Parent Guarantor now or hereafter existing under this Agreement or any other Loan Document (all such obligations, together with the Underlying Debt, being the "Secured Obligations").

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        SECTION 3. Parent Guarantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) Parent Guarantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Parent Guarantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Parent Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 4. Representations and Warranties. Parent Guarantor represents and warrants as follows:

               (a) Ownership of Collateral. Except for the security interest created by this Agreement and the Permitted Liens, Parent Guarantor owns the Collateral free and clear of any lien, mortgage, security interest, legal or equitable charge, pledge, deed of trust or other encumbrance. Except such as may have been filed in favor of Agent relating to this Agreement and the Permitted Liens, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

               (b) Condition and Location of Equipment and Inventory. Except for Nextar thickness sorters whose suitability is in dispute, all of the Equipment and Inventory is, as of the date hereof, of good and serviceable quality, free from defects, and located at the places specified in Schedule I annexed hereto.

               (c) Office Locations. The chief place of business, the chief executive office and the office where Parent Guarantor keeps its records regarding its Accounts is, and has been for the four month period preceding the date hereof, located at 390 Reed Street, Santa Clara, California, 95050-3118.

               (d) Fictitious Names. Parent Guarantor does not conduct any business under any trade-name or fictitious business name.

               (e) Delivery of Certain Collateral. All share certificates representing the Shares (as defined in Section 10), all notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Agent duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank, except for those share certificates of FSC that have been delivered to the Foothill Group Agent pursuant to the Intercreditor Agreement.

               (f) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with (except for the filing of financing statements to perfect Agent's Lien on the Collateral for which filing of a financing statement is the method of perfection), any governmental authority or regulatory body is required for either (i) the grant by Parent Guarantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Parent Guarantor or (ii) the perfection of or the exercise by Agent of its rights and remedies

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hereunder, other than such actions and filings as have already been taken, unless the Credit Agreement does not require that such authorization, approval, action, notice, or filing be made until after the Effective Date.

               (g) Enforceability. All actions necessary to ensure the validity and enforceability of Agent's Lien on the Collateral, including as against any bona fide purchaser for value, have been duly taken.

               (h) Perfection. This Agreement, together with the filing of a financing statement with the Secretary of State of California or the deliveries of certain items of Collateral in accordance with the terms hereof, creates a valid, perfected and, security interest in the Collateral of the priority specified in the Intercreditor Agreement, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken, unless the Credit Agreement does not require that such filing or action be made until after the Effective Date.

               (i) Other Information. All information heretofore, herein or hereafter supplied to Agent by or on behalf of Parent Guarantor with respect to the Collateral is (or, as to hereafter supplied information, will be) accurate and complete in all material respects, and with respect to such information prepared by a third party, to the best knowledge of the Parent Guarantor for which such information was prepared, such information is accurate and complete in all material respects.

        SECTION 5. Further Assurances.

               (a) Parent Guarantor shall execute and deliver to Agent, prior to or concurrently with Parent Guarantor's execution and delivery of this Agreement and at any time thereafter at the request of Agent and at Parent Guarantor's expense, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and continue perfected Agent's security interests in the Collateral, in order to fully consummate all of the transactions contemplated under the Loan Documents and to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Parent Guarantor will: (i) if any Account shall be evidenced by a promissory note or other instrument (excluding checks), having a face value in excess of One Thousand Dollars ($1,000) deliver and pledge to Agent hereunder such note or instrument, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent; (ii) execute and file such financing or continuation statements, or amendments thereto, or such other instruments or notices, as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) at any reasonable time, allow Agent or such other persons designated by Agent in accordance with the terms of the Credit Agreement to inspect Parent Guarantor's books and to check, test, and appraise the Collateral in order to verify the Parent Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; and (iv) at Agent's request, appear in and defend any action or proceeding

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that may affect Parent Guarantor's title to or Agent's security interest in all or any part of the Collateral.

               (b) Parent Guarantor hereby authorizes Agent to file, register or record such documents as may be appropriate to protect Agent's security interest in the Collateral, relative to all or any part of the Collateral without the signature of Parent Guarantor. Parent Guarantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Parent Guarantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

               (c) Parent Guarantor will furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

               (d) Parent Guarantor will execute and deliver the Amended and Restated Collateral Assignment in the form of Exhibit B to this Agreement.

        SECTION 6. Covenants of Parent Guarantor. Parent Guarantor shall:

               (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where violation is reasonably likely to have a material adverse effect on Agent's rights in the Collateral or the value of the Collateral or Agent's ability to foreclose on the Collateral;

               (b) not change its name or any foreign equivalent, FEIN, corporate structure (within the meaning of Section 9402(7) of the California Uniform Commercial Code), or identity, or add any new fictitious name; provided, however, that Parent Guarantor may change its name upon thirty (30) days' prior written notification thereof to Agent and so long as, at the time of such written notification, Parent Guarantor provides any financing statements necessary to perfect and continue perfected Agent's security interests;

               (c) not relocate its chief place of business, chief executive office or residence to a new location without thirty (30) days' prior written notification thereof to Agent, and so long as, at the time of such written notification, Parent Guarantor provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's security interests and also provides to Agent a Collateral Access Agreement with respect to such new location in form and substance satisfactory to Agent;

               (d) if Agent gives value to enable Parent Guarantor to acquire rights in or the use of any Collateral (as specified in writing by Agent to Parent Guarantor at the time of the giving of such value), use such value for such purposes; and

               (e) (i) cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Parent Guarantor or any of the Collateral to be paid in full, before delinquency or before the expiration of any extension period, except to the

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extent that the validity of such assessment or tax shall be the subject of a
Permitted Protest; (ii) make due and timely payment or deposit of all such federal, state, foreign, and local taxes, assessments, or contributions required of it by law, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will execute and deliver to the Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto; and (iii) make timely payment or deposit of all tax payments and withholding taxes required of it by those laws concerning F.I.C.A. (or its foreign equivalent) and F.U.T.A. (or its foreign equivalent), state disability (or its foreign equivalent), and, upon request, furnish the Agent with proof satisfactory to Agent indicating that Parent Guarantor has made such payments or deposits; provided that Parent Guarantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Parent Guarantor or any of the Collateral as a result of the failure to make such payment.

        SECTION 7. Special Covenants With Respect to Equipment and Inventory. Parent Guarantor shall:

               (a) keep the Equipment and Inventory (other than Equipment consisting of laptop computers and other than Inventory sold in the ordinary course of business) at the places specified on Schedule I annexed hereto and to the extent permitted by subsection (e) of this Section 7 or, upon thirty (30) days' prior written notice to Agent, at such other places in jurisdictions where all action that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

               (b) maintain the Equipment or cause the Equipment to be maintained in good repair, working order, and condition (ordinary wear and tear excepted), and in accordance with any manufacturer's manual, and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be preserved, and shall forthwith, or, in the case of any loss or damage to any of the Equipment when subsection (c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Parent Guarantor shall promptly furnish to Agent a statement respecting any material loss or damage to any of the Equipment. Parent Guarantor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property;

               (c) keep correct and accurate records of the Inventory, in accordance with good business practices, including itemizing Parent Guarantor's cost therefor and (where applicable) the current list prices for the Inventory;

               (d) upon Agent's request, deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title of any items of Equipment;


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               (e) not, at any time now or hereafter, store any of the Equipment or Inventory with a bailee, warehouseman, or similar party without Agent's prior written consent. The Agent and Parent Guarantor hereby consent to the transfer of up to $1,000,000 in book value of Inventory and up to $1,000,000 of OLV of Equipment (as defined in the Intercreditor Agreement) to a warehouse selected by Parent Guarantor located in California, Singapore or Malaysia; provided, however, that Parent Guarantor shall provide twenty (20) days' prior written notification thereof to the Agent and, at such time, provide financing statements or fixture filings (or foreign equivalents) necessary to perfect the Agent's Liens; and

               (f) if any Inventory is in possession or control of any of Parent Guarantor's agents or processors, upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Agent and subject to the instructions of Agent.

        SECTION 8. Insurance.

               (a) Parent Guarantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in which it has an interest in such amounts, against such risks, in such form and with such insurers as is customary for similarly situated businesses. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy for property damage insurance shall provide for all losses to be paid directly to Agent in accordance with the Intercreditor Agreement. Each policy shall in addition name Parent Guarantor and Agent as insured parties thereunder (without any representation or warranty by or obligation upon Agent) as their interests may appear and have attached thereto a loss payable clause acceptable to Agent that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Agent in accordance with the Intercreditor Agreement notwithstanding any action, inaction or breach of representation or warranty by Parent Guarantor, (ii) provide that there shall be no recourse against Agent for payment of premiums or other amounts with respect thereto, and
(iii) provide that at least thirty (30) days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Agent by the insurer. Parent Guarantor shall, if so requested by Agent, deliver to Agent original or duplicate policies of such insurance and, as often as Agent may reasonably request (but no more frequently than once per year, unless there is a change in the policy or the insurer), a report of a reputable insurance broker with respect to such insurance. Further, and in accordance with the Intercreditor Agreement, Parent Guarantor shall, at the request of Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

               (b) Payments for claims issued by any liability insurance maintained by Parent Guarantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, Parent Guarantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Parent Guarantor pursuant to this
Section 8 shall be paid to Parent Guarantor as reimbursement for the costs of such repairs or replacements.

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               (c) Upon (i) the occurrence and during the continuation of any
Event of Default or (ii) the actual or constructive loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Agent as specified in Section 18.

        SECTION 9. Special Covenants with respect to Accounts and Related Contracts.

               (a) Parent Guarantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts at the location specified in Section 4 or, upon 30 days' prior written notice to Agent, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Parent Guarantor will hold and preserve such records and, subject to the terms of the Credit Agreement, will permit representatives of Agent during normal business hours to inspect and make abstracts from such records, and Parent Guarantor agrees to render to Agent, at Parent Guarantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Agent, Parent Guarantor shall deliver to Agent complete and correct copies of each Related Contract.

               (b) Parent Guarantor shall, for not less than 3 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all material documentation relating thereto.

               (c) Except as otherwise provided in this subsection (c), Parent Guarantor shall continue to collect, at its own expense, all amounts due or to become due Parent Guarantor under the Accounts and Related Contracts. In connection with such collections, Parent Guarantor may take such action as Parent Guarantor or Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Agent shall have the right, subject to the Intercreditor Agreement, at any time, upon the occurrence and during the continuation of an Event of Default, and upon written notice to Parent Guarantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Agent, and to direct such account debtors or obligors to make payment of all amounts due or to become due to Parent Guarantor thereunder directly to Agent, to notify each person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lock box or other arrangement directly to Agent and, upon such notification and at the expense of Parent Guarantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Parent Guarantor might have done. After receipt by Parent Guarantor of the notice from Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Parent Guarantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of Parent Guarantor and shall be forthwith paid over or delivered to Agent in the same form as so received (with any necessary

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endorsement) to be held as cash Collateral and applied as provided by Section
18, and (ii) Parent Guarantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon. If the Event of Default giving rise to the exercise of such remedies by Agent shall be cured or waived, then Agent shall reinstate the Parent Guarantor's collection rights with respect to such Accounts.

        SECTION 10. Special Provisions with Respect to Investment Property.

               (a) Parent Guarantor hereby pledges, assigns, grants and delivers to Agent, for the benefit of Banks and grants to Agent, for the benefit of Banks a security interest in the shares of stock listed on Schedule II hereto (the "Shares"), together with all proceeds and substitutions thereof, all cash, stock and other moneys, investment property and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, including, but not limited to, those arising from or paid in connection with a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind and all other cash and noncash proceeds of the foregoing (all of which shall be part of the "Pledged Collateral"), as security for the Secured Obligations.

               (b) The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Parent Guarantor have been, or will be immediately upon the subsequent receipt thereof by Parent Guarantor, delivered by Parent Guarantor to Agent, except for those certificates for the securities of FSC that have been or will be delivered to the Foothill Group Agent pursuant to the Intercreditor Agreement. Parent Guarantor shall cause the books of each corporation whose stock is part of the Collateral to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Pledged Collateral into its name and cause new certificates representing such securities to be issued in its name, but such action shall not be a strict foreclosure of its Lien therein. Parent Guarantor will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent's security interest in the Collateral.

               (c) Parent Guarantor represents and warrants to and covenants with Agent, for the benefit of Agent and Banks, that there are no subscriptions, warrants or other options exercisable with respect to the Shares; the Shares represent the percentage of the issued and outstanding stock of the Subsidiaries listed on Schedule II; there are no agreements that require any Subsidiaries to issue any additional shares of such Subsidiaries, and there are no outstanding options to purchase such additional shares; the Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and the Pledged Collateral is not the subject of any present or, to the best knowledge of the Parent Guarantor, threatened suit, action, arbitration, administrative or other proceeding, and Parent Guarantor knows of no reasonable grounds for the institution of any such proceedings.

               (d) Unless an Event of Default shall have occurred and be continuing, Parent Guarantor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the

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terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Parent Guarantor to vote and give consents, waivers and ratifications shall upon notice to Parent Guarantor cease in case an Event of Default hereunder shall occur and be continuing. If the Event of Default giving rise to such exercise of remedies by Agent shall be cured or waived, then Parent Guarantor shall again have the voting rights with respect to the stock of any of its Subsidiaries.

               (e) Parent Guarantor recognizes that Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Act") or other applicable securities laws, so that Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Parent Guarantor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Agent has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Agent would agree), to register such securities for sale under the Act. Parent Guarantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

               (f) Parent Guarantor shall:

                      (i) not, except as permitted by the Credit Agreement, (a) sell assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Shares (b) create or suffer to exist any Lien upon or with respect to any of the Shares except for the security interest under this Agreement and the Permitted Liens, or (c) permit any issuer of Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder;

                      (ii) (a) cause each issuer of Shares not to issue any stock or other securities in addition to or in substitution for the Shares issued by such issuer, except to Parent Guarantor, (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Shares to the extent necessary to cause the percentage of shares of such issuer pledged hereunder to equal the percentage of the issued and outstanding shares of all classes of capital stock of each Subsidiary of Parent Guarantor set forth on
Schedule II hereto, and (c) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Parent Guarantor.

        SECTION 11. Special Provisions with Respect to Brokerage and Deposit Accounts.

               (a) All deposit and brokerage accounts of Parent Guarantor existing on the date hereof are accurately listed on Schedule III hereto (which shall be deemed to be an addendum to the Schedules to the Credit Agreement). Parent Guarantor shall notify Agent within five (5) days of the opening or creating of any new deposit or brokerage accounts, and shall provide Agent with such information as Agent may require in order to perfect or protect its security interest in such deposit or brokerage accounts.

               (b) Upon the occurrence and during the continuation of an Event of Default, Agent may exercise dominion and control over, and refuse to permit further withdrawals, issuance of entitlement orders or other directions to effect transactions by Parent Guarantor (whether of money, securities, instruments or other property) from any brokerage or deposit accounts constituting part of the Collateral.

        SECTION 12. License of Patents, Trademarks, Copyrights, etc. Parent Guarantor hereby assigns, transfers and conveys to Agent, for the benefit of Agent and Banks, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, trade names, copyrights, patents or technical processes owned or used (to the extent that the Parent Guarantor has the right to assign such property not owned by it) by Parent Guarantor that relate to the Collateral and any other collateral granted by Parent Guarantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Agent to use, possess and realize on the Collateral for the benefit of Agent and Banks and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted in consideration of the extension of credit by the Banks under the Credit Agreement, without requirement that any monetary payment whatsoever be made to Parent Guarantor.

        SECTION 13. Transfers and Other Liens. Parent Guarantor shall not:

               (a) except to the extent permitted in the Credit Agreement and the Intercreditor Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

               (b) except for the security interest created by this Agreement, and except to the extent permitted in the Credit Agreement and the Intercreditor Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

        SECTION 14. Agent Appointed Attorney-in-Fact. Parent Guarantor hereby irrevocably appoints Agent as Parent Guarantor's attorney-in-fact, with full authority in the place and stead of Parent Guarantor and in the name of Parent Guarantor, Agent or otherwise, from time to time in Agent's discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) to sign and file on behalf of Parent Guarantor any financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral; (b) upon the occurrence and during the continuation of an Event of Default, to obtain and adjust insurance required to be maintained by Parent Guarantor or paid to Agent pursuant to Section 8; (c) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral; (d) upon the occurrence and during the continuation of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above; (e) upon the occurrence and during the continuation of an Event of

Default, to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral; (f) upon the occurrence and during the continuation of an Event of Default, to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, any such payments made by Agent to become obligations of Parent Guarantor to Agent, due and payable immediately without demand; (g) upon the occurrence and during the continuation of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and (h) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Parent Guarantor's expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Parent Guarantor might do.

        SECTION 15. Agent May Perform. If Parent Guarantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by Parent Guarantor under Section 19.

        SECTION 16. Standard of Care. The powers conferred on Agent hereunder are solely to protect its interest and the interest of the Banks in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder and other duties imposed by applicable law, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

        SECTION 17. Remedies. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require Parent Guarantor to, and Parent Guarantor hereby agrees that it will at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Agent deems appropriate, (d) take possession of Parent Guarantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Parent Guarantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Agent may be the purchaser of any or all of the Collateral at any such sale and Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Parent Guarantor, and Parent Guarantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Parent Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Parent Guarantor of (i) the time and place of any public sale or (ii) the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed there for, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Parent Guarantor hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided Agent acted in a commercially reasonable manner. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Parent Guarantor shall be liable to the maximum extent permitted by applicable law for the deficiency and the fees of any attorneys employed by Agent to collect such deficiency.

        SECTION 18. Application of Proceeds. Except as expressly provided elsewhere in this Agreement and the Intercreditor Agreement, all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may in the discretion of Agent, be held by Agent for the benefit of Agent and Banks as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Agent against, the Secured Obligations in the following order of priority:

        FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification hereunder and all advances made by Agent hereunder for the account of Parent Guarantor, and to the payment of all costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19;

        SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Agent shall elect; and

        THIRD: To the payment to or upon the order of Parent Guarantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        SECTION 19. Indemnity and Expenses.

               (a) Parent Guarantor agrees to indemnify Agent and Banks from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

               (b) Parent Guarantor will pay to Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure by Parent Guarantor to perform or observe any of the provisions hereof.

        SECTION 20. Appointment of Agent. Agent has been appointed to act as Agent hereunder by Banks as provided in the Credit Agreement. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the substitution of Collateral) solely in accordance with this Agreement and the Credit Agreement. As provided in Section 8.01 of the Credit Agreement, the Agent shall not be required to exercise any discretion or take any action hereunder, but subject to Section
9.01 of the Credit Agreement, shall be required to act or refrain from acting upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks. Upon the resignation or removal of the Agent under
Section 8.06 of the Credit Agreement, the successor agent shall be entitled to exercise rights, refrain from exercising rights, take such actions, and refrain from taking actions, as provided to the Agent hereunder and under the Credit Agreement.

        SECTION 21. Amendments, etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Parent Guarantor here from, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        SECTION 22. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraph, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to Parent Guarantor or Agent, at its address set forth on the signature pages hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively.

        SECTION 23. Failure or Indulgence Not Waiver. Remedies Cumulative. No failure or delay on the part of Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 24. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        SECTION 25. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        SECTION 26. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISION OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

        SECTION 27. Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT SUCH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

        SECTION 28. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH SUCH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER

WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may he filed as a written consent to a trial by the court.

        SECTION 29. Confidentiality. Any information provided in connection herewith to the Agent, Co-Agent, Designated Issuer, or any Bank shall be subject to the confidentiality provisions of Section 9.06(e) of the Credit Agreement.

        SECTION 30. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        IN WITNESS WHEREOF, Parent Guarantor and Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   STORMEDIA INCORPORATED


                                   By:  /s/
                                      -----------------------------------
                                   Title:
                                         --------------------------------

                                   Notice Address:

                                   390 Reed Street
                                   Santa Clara, CA 95050-3118

                                   Telephone:  (408) 327-8400
                                   Telecopier: (408) 727-4928

                                   Attention:__________________________________

                                     CANADIAN IMPERIAL BANK OF
                                     COMMERCE, New York Agency,
                                     as Agent for the Banks


                                     By:  /s/
                                        -----------------------------------
                                     Title:
                                           --------------------------------

                                     Notice Address:

                                     425 Lexington Avenue
                                     New York, New York 10017

                                     Telephone:  (212) 856-3549
                                     Telecopier:  (212) 856-4135
                                     Attention:  Mr. Marc Bilbao

                                    EXHIBIT A
                                       TO
                              AMENDED AND RESTATED
                       PARENT GUARANTOR SECURITY AGREEMENT
                            (StorMedia Incorporated)

                                   Collateral

        The Collateral shall consist of all right, title and interest of Parent Guarantor in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Parent Guarantor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Parent Guarantor's books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Parent Guarantor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Parent Guarantor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Parent Guarantor and Parent Guarantor's books relating to any of the foregoing (any and all such accounts, contract rights, royalties, license rights and other forms of obligations being the "Accounts," and any and all such credit insurance, guaranties and security agreements being the "Related Contracts");

        (e) All documents, cash, deposit accounts, investment property, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Parent Guarantor's books relating to the foregoing;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B
                                       TO
                              AMENDED AND RESTATED
                       PARENT GUARANTOR SECURITY AGREEMENT
                            (StorMedia Incorporated)

     Form of Amended and Restated Collateral Assignment, Patent Mortgage and
                               Security Agreement


                                    Attached.

                                   SCHEDULE I
                                       TO
                              AMENDED AND RESTATED
                       PARENT GUARANTOR SECURITY AGREEMENT
                            (StorMedia Incorporated)


Locations of Equipment:

385/390 Reed Street
Santa Clara, California  95050


Locations of Inventory:

385/390 Reed Street
Santa Clara, California  95050

                                   SCHEDULE II
                                       TO
                              AMENDED AND RESTATED
                       PARENT GUARANTOR SECURITY AGREEMENT
                            (StorMedia Incorporated)

                                 Pledged Shares

                                                   Pledged                Percentage
Subsidiaries of              Pledged               Certificate            of ownership
StorMedia Incorporated       Shares                Number                 Pledged
----------------------       ------                ------                 -------
StorMedia
International, Ltd.          2                     2                      100%

StorMedia Foreign
Sales Corporation            1,000                 1                      100%

                                  SCHEDULE III
                                       TO
                              AMENDED AND RESTATED
                       PARENT GUARANTOR SECURITY AGREEMENT
                            (StorMedia Incorporated)

                         Brokerage and Deposit Accounts



None, except:

Institution                             Type                   Account No.
-----------                             ----                   -----------

Bank of America                         Deposit                12334-21230

Bank of America                         Money Market           12331-62058

Montgomery Securities                   Investment             107-89383-011

Morgan Stanley & Company                Investment             14-78260

Paine Webber                            Investment             CP 22037 G2

Merrill Lynch                           Investment             296-07S59

Donaldson, Lufkin & Jenrette            Investment             201-381100



                                      III-1